EXHIBIT 23.1

                  INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Century Telephone Enterprises, Inc.

We consent to the use of our report dated January 29, 1997, related to the consolidated financial statements of Century Telephone Enterprises, Inc. as of December 31, 1995 and 1996, and for each of the years in the three-year period ended December 31, 1996, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus constituting part of the Registration Statement on Form S-3 of Century Telephone Enterprises, Inc.


KPMG PEAT MARWICK LLP


Shreveport, Louisiana
May 12, 1997